UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2013

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2013, the Board of Directors of First BanCorp. (the “Corporation”) determined to increase the salary amounts paid to its named executive officers and certain other executive officers for fiscal year 2013 primarily by paying the increased salary amounts in the form of shares of the Corporation’s common stock, par value $0.10 (“Common Stock”), instead of cash. The base salary amounts in cash and Common Stock expected to be paid to the named executive officers identified below for fiscal year 2013 will be as indicated in the table below.

Named Executive Officer	Base Salary	Base Salary	Total Base Salary
	Paid in Cash	Paid in Common Stock
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	$850,000	$500,000	$1,350,000
Orlando Berges-González,	$600,000	$125,000	$725,000
Executive Vice President and Chief Financial Officer
Lawrence Odell,	$550,000	$75,000	$625,000
Executive Vice President, General Counsel and Secretary of the Board of Directors
Cassan Pancham, Executive Vice President	$400,000	$150,000	$550,000

The determination to pay a portion of salary in shares of Common Stock was made as a result of the Board’s analysis of base salaries of executive officers in comparable positions at its peer companies. The Corporation will begin issuing Common Stock as salary payments once it has developed a policy relating to the timing of the issuance and the valuation of the applicable Common Stock with the first such stock payment applicable to the period commencing on January 1, 2013.

Additionally, effective April 3, 2013, the Board of Directors approved grants under the First BanCorp 2008 Omnibus Incentive Plan, as amended, of restricted stock to the named executive officers valued at the following amounts: Mr. Alemán-Bermúdez, $675,000; Orlando Berges-González, Executive Vice President and Chief Financial Officer, $362,000; Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors, $313,000; Cassan Pancham, Executive Vice President, $275,000; and Victor Barreras, Senior Vice President and Treasurer, $120,600. The restricted stock issued will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant but are subject to transferability restrictions as required by the Emergency Economic Stabilization Act of 2008 as long as the U.S. Treasury Troubled Asset Relief Capital Purchase Program (“CPP”) obligations remain outstanding.

The above referenced salary amounts and grants of shares of restricted stock were consistent with requirements of the CPP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

April 5, 2013	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel